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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 26, 2002


                           HANOVER COMPRESSOR COMPANY

               (Exact Name of Registrant as Specified in Charter)

          Delaware                       1-13071                 76-0625124
(State or Other Jurisdiction        (Commission File           (IRS Employer
      of Incorporation)                  Number)             Identification No.)

      12001 North Houston Rosslyn                          77086
         Houston, Texas  77086                           (Zip Code)
(Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (281) 447-8787



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Item 5.  Other Events.

     Hanover Compressor (NYSE: HC) today announced that as a result of its transaction and accounting review, and with the concurrence of its outside auditor, it will restate its financial results for the year ended December 31, 2000 and the nine months ended September 30, 2001 to reflect changes in its accounting treatment for certain transactions.

     The Company expects to restate $37.7 million of the total $603.8 million of revenues and approximately $7.5 million of the $58.7 million of net income for the year ended December 31, 2000. The restatement is expected to reduce Hanover's total fully diluted per share earnings of $0.88 for the year ended December 31, 2000 by approximately $0.11.

     The Company expects to restate $25.1 million of the total $781.6 million in revenues and approximately $1.4 million of the $64.5 million of net income for the nine months ended September 30, 2001. The restatement is expected to reduce Hanover's total fully diluted per share earnings of $0.86 for the nine months ended September 30, 2001 by approximately $0.02.

     The transactions involved in the restatement are the Cawthorne Channel project in Nigeria, initially conducted through the Hampton Roads joint venture, Hanover's acquisition of two compressors in a non-monetary exchange transaction, its sale of three turbine engines and a compressor sale transaction. The restatement relating to Cawthorne Channel will result in a reduction of $16.0 million of revenue and $2.8 million of net income for the year ended December 31, 2000 and a reduction of $3.6 million of revenue and $0.7 million of net income for the nine months ended September 30, 2001. The restatement relating to the other transactions will result in a reduction of $21.7 million of revenue and $4.7 million of net income for the year ended December 31, 2000 and a reduction of $21.5 million of revenue and $0.7 million of net income for the nine months ended September 30, 2001.

     The Company also said the Fort Worth District Office of the Securities and Exchange Commission has requested information relating to the Hampton Roads joint venture. Hanover is cooperating fully with the SEC's request.

     The Company will host a conference call at 2:00 p.m. ET, Tuesday, February 26, to discuss these matters and other recent corporate developments. To access the call, participants should dial 913-981-4912 at least 10 minutes before the scheduled start time. For those unable to participate on the call, a replay will be available from 5:00 p.m. (ET) on Tuesday, February 26, until midnight, Friday, March 8. To listen to the replay, please call (719) 457-0820. The access code for the call is 439591.

     A copy of the press release issued by Hanover with respect to these matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired.


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         Not applicable.

     (b) Pro Forma Financial Information.

         Not applicable.

     (c) Exhibits.

         99.1  Press Release, issued February 26, 2002



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HANOVER COMPRESSOR COMPANY

Date:    February 26, 2002                  By: /s/ Michael J. McGhan
                                                ------------------------------
                                            Name:  Michael J. McGhan

                                            Title: President and Chief Executive
                                                   Officer

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                                  EXHIBIT INDEX

Exhibit
Number    Description
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99.1      Press Release, issued February 26, 2002